UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

 FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 1, 2018

TCF FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-10253 (Commission File Number)	41-1591444 (IRS Employer Identification No.)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693
(Address of principal executive offices, including Zip Code)

(952) 745-2760
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2018, TCF Financial Corporation, a Delaware corporation (the “Company”), entered into Change in Control Severance Agreements (each a “CinC Agreement”) with certain executives of the Company, including each of the Company’s Named Executive Officers other than the Company’s Chief Executive Officer. Pursuant to the terms of the CinC Agreements, if an executive’s employment is terminated by the Company without Cause or by the executive for Good Reason during the period beginning six months prior to a Change in Control (as such terms are defined in the CinC Agreements) and ending two years after a Change in Control, the executive will receive a lump sum payment equal to (i) the amount of any earned but unpaid salary and bonus; and (ii) 1.5 times the sum of the executive’s base salary and target annual bonus, provided that the executive provides the Company with a general release of all legal claims. Additionally, the Company will provide the executive with comparable insurance benefits for 24 months following the termination. In exchange for such payment, the CinC Agreement prohibits the executive from soliciting employees or customers of the Company and its subsidiaries for 18 months.

The CinC Agreements automatically renew each year for a one year term until the second year after a Change in Control, unless terminated by the Company or the executive.

The foregoing description of the CinC Agreements is qualified in its entirety by reference to the full text of the form of the CinC Agreement which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 2, 2018, the Company filed a Certificate of Elimination (the “Certificate of Elimination”) of the Certificate of Designations of Series B Non-Cumulative Perpetual Preferred Stock (the “Series B Preferred Stock”) with the Secretary of State of the State of Delaware which, effective upon filing, eliminated from the Company’s Amended and Restated Certificate of Incorporation all matters set forth in the Certificate of Designations for the Series B Preferred Stock filed with the Secretary of State of the State of Delaware on December 13, 2012.

The Certificate of Elimination is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On March 1, 2018, the Company completed its previously announced redemption of all of the issued and outstanding shares of the Series B Preferred Stock. The redemption triggered the filing of the Certificate of Elimination with respect to the Series B Preferred Stock, and the Series B Preferred Stock will be delisted from the New York Stock Exchange.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description
3.1	Certificate of Elimination of the Certificate of Designations of TCF Financial Corporation with respect to Series B Non-Cumulative Perpetual Preferred Stock dated March 2, 2018
10.1	Form of Change in Control Severance Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ Craig R. Dahl
Craig R. Dahl, Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ Brian W. Maass
Brian W. Maass, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Susan D. Bode
Susan D. Bode, Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

Dated:  March 2, 2018